SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant /X/
Filed by a party other than the Registrant

Check the appropriate box:
/ /    Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/    Definitive Proxy Statement
/ /    Definitive Additional Materials
/ /    Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12


                          THE OHIO ART COMPANY
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/     No fee required

/ /     Fee computed on table below per Exchange Act Rules 14a-6(i)(1)  and 0-11
        (1)      Title of each class of securities to which transaction applies:
        (2)      Aggregate number of securities to which transaction applies:
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        (4)      Proposed maximum aggregate value of transaction:
        (5)      Total fee paid:

/ /     Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)      Amount Previously Paid:
       (2)      Form, Schedule or Registration Statement No.:
       (3)      Filing Party:
       (4)      Date Filed:

                              THE OHIO ART COMPANY
                              --------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD JUNE 6, 2000
                             -----------------------

                                                                     Bryan, Ohio
                                                                     May 9, 2000


To the Shareholders of
   The Ohio Art Company

     NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of THE OHIO ART COMPANY will be held at the Summit Club, 110 W. Berry Street, Fort Wayne, Indiana, on June 6, 2000 at 10:00 AM local time for the following purposes:

     1.  To elect three directors to serve for a term of two years.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on April 28, 2000 are entitled to notice of and to vote at the meeting.



                                                 William C. Killgallon
                                                 Chairman of the Board



                                    IMPORTANT

WHETHER YOU OWN FEW OR MANY SHARES, IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THIS MEETING; THEREFORE, PLEASE FILL IN, DATE, AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO STAMP IS NECESSARY IF MAILED IN THE U.S.

                              THE OHIO ART COMPANY
                                 One Toy Street
                                 Bryan, OH 43506
                                 ---------------
                                 PROXY STATEMENT
                                 ---------------
                  Annual Meeting of Shareholders, June 6, 2000

     The accompanying proxy is solicited on behalf of the Board of Directors for use at the annual meeting of shareholders to be held on June 6, 2000. The proxy and this proxy statement are being mailed to shareholders on or about May 9, 2000. The expense of this solicitation is to be borne by the Company, and the Company may also reimburse persons holding shares in their names or in the names of their nominees for their reasonable expenses in sending proxies and proxy material to their principals.

     Unless authority is withheld, proxies in the accompanying form which are properly executed and duly returned to the Company will be voted at the meeting. Each proxy granted is revocable and may be revoked either by executing a later dated proxy or by giving notice to the Company in writing or in open meeting before any vote is taken.

     Abstentions will be treated as votes cast on a particular matter as well as shares present for purposes of establishing a quorum. Where nominee record holders do not vote on specific issues because they did not receive specific instructions on those issues from the beneficial owners of the shares (broker "non-votes"), those broker non-votes will not be treated as either votes cast or shares present or represented for purposes of establishing a quorum.

     As of April 28, 2000, the record date, the Company had outstanding and entitled to vote at the meeting or at any adjournments thereof 886,784 shares of Common Stock. Each shareholder of record on the record date is entitled to one vote for each share held.


          INFORMATION WITH RESPECT TO DIRECTORS AND NOMINEES

     The Board of Directors of the Company is divided into two classes, with one class being elected each year for a two-year term. The Company's Code of Regulations provides that the Board of Directors shall consist of seven directors or such other number as may be fixed at a meeting of shareholders. Shareholders are being asked to elect three directors to serve for a term of two years or until their respective successors are elected and qualified. Proxies given to the Board of Directors will be voted in accordance with the direction of the shareholders. It is expected that shares held by the Killgallon Family (as defined below) will be voted to elect the three nominees set forth in the following tabulation. Directors will be elected by a plurality of the votes cast by the shareholders present in person or by proxy and entitled to vote at the meeting.

     If any nominee named herein shall be unable to serve, the proxies will be voted for a substitute nominee and for the other nominees. The Company has no reason to believe that any listed nominee will be unable to serve.

                              Position with the Company
                            or Other Principal Occupation       Director
    Name and Age                and Other Directorships          Since
    ------------            -----------------------------       --------
                      NOMINEES TO SERVE UNTIL 2002

Neil H. Borden, Jr. (68)......Professor of Business               1988
                              Administration (Emeritus), Darden
                              Graduate School of Business
                              Administration, University of
                              Virginia, 1963 to present.

William C. Killgallon (61)....Chairman of the Board and Chief     1965
                              Executive Officer since June 1989.
                              Also Director of Columbia Ventures.

Wayne E. Shaffer (77).........Senior Partner of Newcomer,         1996
                              Shaffer & Spangler (a law firm).


                 DIRECTORS CONTINUING TO SERVE UNTIL 2001

W. C. Killgallon (87).........Chairman, Executive Committee       1955
                              of the Board and Consultant to
                                  the Company.

Martin L. Killgallon II (52)..President since June 1989.          1981

Frank L. Gallucci (75)........Attorney; Chairman and Managing     1995
                              Director Devonshire Limited (an
                              investment company).  Previously
                              served as Senior Partner of
                              Gallucci, Hopkins & Theisen
                              (a law firm) from 1976 to 1993.

Joseph A. Bockerstette (42)...President, Seyfert Foods, Inc.      1997
                              Previously President of Mullinix
                              Packaging in 1993 and 1994.

W. C. Killgallon is the father of William C. Killgallon and Martin
L. Killgallon II. The Messrs. Killgallon are "control" persons at the Company, as such term is defined by regulations of the Securities and Exchange Commission.


                   SECURITIES BENEFICIALLY OWNED BY PRINCIPAL
                           SHAREHOLDERS AND MANAGEMENT

     Under regulations of the Securities and Exchange Commission, persons who have power to vote or dispose of shares of the Company, either alone or jointly with others, are deemed to be beneficial owners of such shares.

     Set forth in the following table are the beneficial holdings on the basis described above as of April 28, 2000 of: (a) each person known by the Company to own beneficially more than 5% of its outstanding stock, (b) directors or nominees not listed in (a), and (c) officers and directors as a group and certain members of the Killgallon family, the owners in each case having the sole voting and investment power, except as otherwise noted.

                                                                   % OF
              NAME                           SHARES                CLASS
    -----------------------                  ------                -----
(a) W. C. Killgallon* ....................   49,412 (1)(2)          5.6%
    P.O. Box 111
    Bryan, Ohio 43506

    William C. Killgallon* ...............  216,373 (1)(2)(3)(4)   24.4%
    P.O. Box 111
    Bryan, Ohio 43506

    Martin L. Killgallon II* .............  269,919 (1)(2)(4)(5)   30.4%
    P.O. Box 111
    Bryan, Ohio 43506

    Ruth K. Gilbert ......................   31,942 (1)(6)          3.6%
    P.O. Box 111
    Bryan, Ohio 43506

    Katherine K. Michelsen ...............   20,050 (1)(8)          2.3%
    P.O. Box 111
    Bryan, Ohio 43506

    William C. Killgallon and Martin
    L. Killgallon II as Trustees of
    the Company's Employee Stock
    Ownership Plan .......................   83,863 (4)             9.5%
    P.O. Box 111
    Bryan, Ohio 43506

(b) Joseph A Bockerstette ................        0
    Neil H. Borden, Jr ...................      604                   **
    Frank L. Gallucci ....................    1,000                   **
    Wayne E. Shaffer .....................    1,000                   **
(c) Officers and Directors as a Group ....  449,494 (7)            50.7%
    (9 Persons)

 *  A director
**  Less than 1%

(1) W. C. Killgallon is the father of William C. Killgallon, Martin L. Killgallon II, Ruth K. Gilbert, and Katherine K. Michelsen. The total number of shares beneficially owned by members of the Killgallon Family listed above and their spouses and children (the "Killgallon Family"), excluding duplications, is 526,211 or approximately 59% of the number outstanding. Beneficial ownership of shares held by spouses and children is disclaimed.

(2) Includes 1,200 shares held by the Killgallon Foundation, of which
    W. C. Killgallon, William C. Killgallon, and Martin L. Killgallon II are officers and directors, and as to which beneficial ownership is disclaimed.

(3) Does not include 4,190 shares owned by his wife or 74,680 shares held by his wife as trustee for the benefit of children but does include 8,654 shares held in a revocable trust for the benefit of Ruth K. Gilbert. William C. Killgallon is a trustee of this trust and disclaims any beneficial ownership to the shares held by the trust.

(4) Includes 83,863 shares which reflect allocated and unallocated shares held in the ESOP (as defined below) as to which William C. Killgallon and Martin
    L. Killgallon II, as trustees and members of the ESOP's Plan Committee have shared investment power. Of these 83,863 shares, 21,738 shares reflect shares that have not been allocated to participants' accounts and to which William C. Killgallon and Martin L. Killgallon II, as trustees and members of the Plan Committee have shared voting power. Of the 62,125 allocated shares, 5,359 and 5,187 shares have been allocated to the accounts of William C. Killgallon and Martin L. Killgallon II, respectively, as to which they have sole voting power. Messrs. Killgallon have no voting power with respect to the remaining 51,579 shares in the ESOP. Messrs. Killgallon disclaim beneficial ownership of all the shares held in the ESOP other than those allocated to their respective accounts.

(5) Includes 31,860 shares held for children of Martin L. Killgallon II as to which beneficial ownership is disclaimed, but does not include 1,129 shares owned by his wife or 26,750 shares held by adult children.

(6) Includes 8,654 shares held in trust as described in Note 3 above. Includes 44 shares in an IRA. Includes 23,244 shares held for a child as to which beneficial ownership is disclaimed.

(7) Includes shares held by directors in (a) and (b) above, but excludes duplications.

(8) Includes 18,856 shares held for children as to which beneficial ownership is disclaimed.


                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the annual compensation for the Company's Chief Executive Officer and the Chief Operating Officer as well as the total compensation paid to each individual for the Company's three previous fiscal years:

                                           ANNUAL COMPENSATION
                                    ---------------------------------
     NAME AND                        (a)                 OTHER ANNUAL
PRINCIPAL POSITION                  YEAR       SALARY    COMPENSATION
                                    ----      --------   -------------
William C. Killgallon               2000      $230,054      $23,678
Chairman of the Board               1999       233,620          --
                                    1997       232,259       52,781

Martin L. Killgallon II             2000       230,054          --
President                           1999       233,620          --
                                    1997       232,259      $24,551

(a) The Company's fiscal year-end was changed from December 31st to January 31st effective in 1999.

    For the year ended January 31, 2000, ESOP shares have yet to be reallocated to all participants. As of April 28, 2000, the closing price per share on the American Stock Exchange was $13 1/4. The value of shares to be allocated for fiscal 2000, if any, is not included in compensation above.

                          COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors of the Company has furnished the following report on executive compensation:

     The fundamental philosophy of the Company's compensation program is to offer competitive compensation opportunities for all employees, based primarily on the individual employee's personal performance relative to their area of responsibility and the contribution to the short-term and long-term strategic objectives of the Company. The philosophy is further driven by the concept of paying minimal annual inflationary increases and, instead, rewarding the employee through a generous incentive program when the Company is profitable.

     The compensation of the executive officers of the Company and its subsidiaries, and those employees drawing over $75,000 per year is reviewed annually and recommended by the Compensation Committee to the Board of Directors for their approval. Unanimous approval of the recommendation was made by the Directors. The "committee" is comprised entirely of non-employee directors.

     The foundation of the Company's executive compensation program is based upon the promotion of the Company's short-term and long-term business objectives, the creation of a performance-oriented environment, and the enhancement of shareholder value through the greatest achievable profitability.

     The elements of the Company's executive compensation program are:
          - Base salary compensation
          - Annual incentive compensation

     Base salary compensation is intended to compensate the executive officers at a level commensurate with their responsibilities and contribution to the short- and long-term objectives of the Company. The Committee further takes into account the local and general economic conditions, future business prospects, and length of employment with the Company.

     Annual incentive compensation is purely short-term performance based, and is comprised of the Company's Cash Bonus Incentive Plan and the ESOP Profit Sharing Plan. These plans provide annual incentive awards, payable in cash and the Company's common stock, respectively, based upon the profitability of the Company and other considerations.

     In its annual review of executive officer compensation for fiscal 2000, and based on interim financial statements available for fiscal 2000, the Committee considered the bonus of the Company's Chief Executive Officer, William C. Killgallon, and Chief Operating Officer, Martin L. Killgallon II, for fiscal 2000 and the level of base salary for 2000 in light of the Company's estimated overall performance for fiscal 2000, and the performance of the CEO and COO relative to the long-term objectives of the Company. Based on that review, no bonuses were paid for fiscal 2000; however, the Committee recommended salary increases for fiscal 2001. Historically, the Committee takes into account the success of the Company in meeting its financial performance objectives for the prior year and the CEO's and COO's length of service to the Company in determining base salary.

     The foregoing report is submitted by the members of the Company's Compensation Committee.

                                Wayne E. Shaffer
                                Neil H. Borden, Jr.





                             STOCK PERFORMANCE GRAPH

     The following graph sets forth the cumulative total shareholder return, assuming reinvestment of dividends, to the shareholders of the Company (OAR) during the five-year period ended January 31, 2000, as well as an overall stock market index (The Russell 2000 Index) and the Company's peer group index.

            Comparison of Five-Year Cumulative Total Return
          Ohio Art Company, Russell 2000 Index and Peer Group
                (Performance Results Through 1/31/2000)



                                [Graph Omitted]

--------------------------------------------------------------------------------
                        1/31/95   1/31/96  1/31/97   1/31/98   1/31/99  1/31/00
--------------------------------------------------------------------------------
 Ohio Art Company        100.00    174.06   109.58     91.84    110.53   127.39
Russell 2000 Index       100.00    129.94   154.49    182.17    182.32   211.99
Peer Group               100.00    150.73   159.61    225.63    161.72    85.60
--------------------------------------------------------------------------------

Assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in Ohio Art Company common stock, Russell 2000 Index, and Peer Group.

     The Company maintains defined benefit qualified retirement plans applicable to employees of the Company and its subsidiaries, providing a pension based on compensation and years of service.

     Set forth below are estimated annual benefits payable for the lifetime of a participant who is in both of the Company's defined benefit plans on retirement at age 65 in the remuneration and service class specified. Plan beneficiaries may elect actuarially equivalent benefits including lump sum benefits under one plan.

              ESTIMATED ANNUAL RETIREMENT BENEFITS (1)
                                  Years of Service at Retirement (2)
     Average                 ------------------------------------------
  Compensation (3)              10          20          25         30
  ---------------            -------     -------     -------    -------
    $100,000 ............... $14,000     $27,500     $34,300    $41,000
     200,000 ...............  26,300      52,100      65,000     77,900
     250,000 ...............  32,400      64,400      80,400     96,300
     300,000 ...............  38,600      76,700      95,800    114,800
     350,000 ...............  44,700      89,000     111,100    133,200
     400,000 ...............  50,900     101,300     126,500    151,700


(1) One plan was amended on March 13, 1992 to comply with Tax Reform Act of 1986. Individuals' benefits are never less than the benefits based on the provisions of the plan prior to amendment, determined as of March 31, 1992, or, for certain highly compensated employees, as of December 30, 1989.

(2) Benefits will vary slightly between individuals because benefit rate increases under one plan apply only to service after the effective date of the increase. Benefits shown include the maximum benefit payable for retirements during 2000 under this plan.

(3) Under one plan, based on the average of the highest five consecutive years of the ten years prior to retirement. The Internal Revenue Code limits the amount of annual compensation that may be taken into account in determining an individual's benefit accrued under a qualified retirement plan. The current maximum amount of annual compensation is $160,000, and this limit is expected to be adjusted annually to reflect cost-of-living increases.

     The years of credited service for participants listed in the remuneration table are William C. Killgallon 31 years and Martin L. Killgallon II, 21 years. Although current IRS regulations limit compensation that may be taken into account in determining an individual's pension to $160,000 per year retroactively, the Company has a non-qualified supplemental pension plan which will make up the difference between actual compensation and the IRS limitation. The plan covers both individuals listed under Compensation of Executive Officers. Based on the supplemental plan, the current covered compensation for both of the above individuals is William C. Killgallon $323,861 and Martin L. Killgallon II $319,539.

                               BOARD OF DIRECTORS

     The Company's Board of Directors had four regular meetings in the calendar year 1999. Members of the Board who are not otherwise compensated by the Company, received a fee of $12,000 for their services in the calendar year 1999, and in addition, were compensated at a rate of $1,000 for each committee meeting held on a date other than a Board meeting date and each Board meeting in excess of five per year attended. Each incumbent director attended and or participated telephonically in at least 50% of the meetings of the Board and committees of which he was a member.

                                   COMMITTEES

     The Company has standing Executive, Audit, and Compensation Committees, but no Nominating Committee, changes in the Board of Directors being considered by the whole Board.

     Executive Committee.  The members of the Executive Committee are
W. C. Killgallon, William C. Killgallon, and Martin L. Killgallon II.
The Executive Committee met two times in calendar year 1999. The Executive Committee has all of the authority of the Board of Directors (except for action relating to dividends, stock issuances, and certain fundamental corporate changes) between Board meetings.

     Audit Committee. The members of the Audit Committee are Neil H. Borden, Jr. and Joseph A. Bockerstette. In calendar year 1999, this Committee met twice. The Committee advised on the appointment of independent auditors and consulted with management and with the Company's independent auditors with respect to the scope of the audit performed by such auditors, reviewed the audit report and management letter received from the independent auditors and management's response to the letter, reviewed the system of internal controls, reviewed performance of the Company personnel responsible for accounting matters, and discussed fees paid to the independent auditors.

     Compensation Committee. The members of the Compensation Committee are Wayne
E. Shaffer and Neil H. Borden, Jr. In calendar year 1999, this Committee met once. This Committee reviews and recommends compensation of those employees drawing over $75,000 per year.


                              INDEPENDENT AUDITORS

     The Board of Directors selected PriceWaterhouseCoopers LLP, to be the independent auditors for the current year.


                              SHAREHOLDER PROPOSALS

     For inclusion in the Company's 2001 proxy statement, all shareholder proposals for consideration at the annual meeting of the shareholders of the Company to be held in 2001 must be received at the Company's executive offices by December 4, 2000. Proposals must also comply with regulations of the Securities and Exchange Commission.

                                 OTHER BUSINESS

     The management knows of no other business to be transacted, but if any other business does come before the meeting, the persons named as proxies will vote or act with respect to such business in accordance with their best judgment.


                                                 William C. Killgallon
Dated: May 9, 2000                               Chairman of the Board

                 PROXY SOLICITED BY BOARD OF DIRECTORS

      THE OHIO ART COMPANY - MEETING OF SHAREHOLDERS - JUNE 6, 2000

     The undersigned hereby appoints Joseph A. Bockerstette and Jerry D. Kneipp, and each of them and each with power of substitution to vote the stock of the undersigned at the annual meeting of shareholders of THE OHIO ART COMPANY to be held June 6, 2000 or at any adjournment thereof, with all the powers the undersigned would possess if present. The proxies are instructed to vote as follows:

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ITEM 1. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.

        (Continued and to be signed and dated on the other side)





Please mark boxes or X in blue or black ink.

1. ___ FOR ___ WITHHOLD AUTHORITY to elect, except as indicated, the three nominees listed below:
     Neil H. Borden, Jr., William C. Killgallon, Wayne E. Shaffer

  Instructions: To withhold authority to vote for any nominee, write the nominee's name on this line:
---------------------------------------------------------------------

2. In their discretion on all other matters which may properly come before the meeting.

                               Please sign name(s) exactly as imprinted.
                               Executors, administrators, trustees, and others signing in a representative capacity should indicate the capacity in which they sign.

                               Dated: _________________________,2000

                               -------------------------------------
                                            (Signature)

                               -------------------------------------
                                            (Signature)

                 PLEASE DATE, SIGN, AND RETURN THIS PROXY